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                                                                      EXHIBIT 12

                   BELL ATLANTIC CORPORATION AND SUBSIDIARIES
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Millions)

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
                                                                                 Nine Months Ended
                                                                                September 30, 1998
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
Income before provision for income taxes and extraordinary item.............        $   3,399.8
Minority interest...........................................................               21.0
Loss from unconsolidated businesses.........................................              462.6
Dividends received from unconsolidated businesses...........................              128.6
Interest expense, including interest related to lease financing activities..            1,064.2
Portion of rent expense representing interest...............................              146.1
Amortization of capitalized interest........................................               53.2
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Income, as adjusted.........................................................        $  $5,275.5
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Fixed charges:
Interest expense, including interest related to lease financing activities..        $   1,064.2
Portion of rent expense representing interest...............................              146.1
Capitalized interest........................................................               67.4
Preferred stock dividend requirement........................................               16.2
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Fixed charges...............................................................        $   1,293.9
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Ratio of Earnings to Fixed Charges..........................................               4.08
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